UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 5, 2008

REDPOINT BIO CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	000-51708	22-3393959
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Redpoint Bio Corporation

7 Graphics Drive

Ewing, New Jersey 08628

(Address of Principal Executive Offices)

(609) 637-9700
Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

                At a meeting of the Board of Directors (the “Board”) of Redpoint Bio Corporation, a Delaware corporation (the “Company”), held on June 5, 2008 immediately following the Company’s Annual Meeting of Stockholders, upon re-election to the Board, the following non-employee directors of the Company received an automatic grant of options to purchase 25,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”): Allen Bloom, Ph.D., Joseph Mollica, Ph.D., Irwin Scher, M.D., and Richard Shanley.  Such options will vest annually and have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant, which was $0.65.  All option grants shall be subject to all terms, vesting schedules, limitations, restrictions and termination provisions set forth in the Company’s Amended and Restated 2007 Omnibus Equity Compensation Plan.

                Additionally, at the Board meeting, the members of the various committees of the Board were reconstituted as set forth below.

                The Audit Committee consists of the following individuals: Allen Bloom, Robert Chefitz and Richard Shanley, who will act as Chairman and is also considered an “audit committee financial expert” as that term is defined by the rules of the Securities and Exchange Commission and in compliance with the Sarbanes-Oxley Act.

                The Intellectual Property Oversight Committee consists of the following individuals: Joseph Mollica, Irwin Scher and Allen Bloom, who will act as Chairman.

                The Compensation Committee consists of the following individuals: Allen Bloom, Leif Kjaergaard, Joseph Mollica and Robert Chefitz, who will act as Chairman.

               The Nominating and Governance Committee consists of the following individuals: Irwin Scher, Richard Shanley and Leif Kjaergaard, who will act as Chariman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDPOINT BIO CORPORATION

Dated: June 11, 2008

	By:	/s/ Scott Horvitz
	Name:	Scott Horvitz
	Title:	Chief Financial Officer, Treasurer
and Secretary